UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 23, 2011

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

33-83868; 333-11693; and
Minnesota	333-32251	84-0004720
(State or other jurisdiction of	(Commission)	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive	(Registrant’s telephone number)
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01              Regulation FD Disclosure

On May 23, 2011, American Crystal Sugar Company (Company) announced that the Company’s Board of Directors revised the planting tolerance for the 2011 crop year to .80 to .92 acres per Preferred Share.  The Board of Directors had previously set the planting tolerance for the 2011 crop year at .80 to .90 acres per Preferred Share. The Board of Directors retains the authority to adjust planting levels up or down depending on circumstances that develop throughout the year.

This report contains forward-looking statements and information based upon assumptions by the Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Risk Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2010.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	May 23, 2011	/s/ Teresa Warne
		By:	Teresa Warne
		Its:	Chief Accounting Officer